Exhibit 99.3

FOR IMMEDIATE RELEASE

Contacts:	News Media	Investor Relations
	Sheri Woodruff	Ed Arditte
	609-720-4399	609-720-4621
	swoodruff@tyco.com	Karen Chin
609-720-4398

TYCO ANNOUNCES AGREEMENT TO SELL
PRINTED CIRCUIT GROUP TO TTM TECHNOLOGIES

PEMBROKE, Bermuda — August 3, 2006 — Tyco International Ltd. (NYSE: TYC, BSX: TYC) today announced that the company has entered into a definitive agreement to sell the Tyco Printed Circuit Group (TPCG) business — currently part of the company’s Electronics segment — to TTM Technologies, Inc. (Nasdaq: TTMI) for $226 million in cash.  The transaction has been approved by Tyco’s Board of Directors and is expected to close in the fall of 2006.

TPCG, with approximately 2,000 employees and 2005 revenue of $383 million, is a leading manufacturer of high-technology printed circuit boards for the military, aerospace and commercial markets.  The business has eight manufacturing facilities in the United States and one in China.

TTM Technologies, based in Santa Ana, Calif., is a leading supplier of time-critical and technologically advanced printed circuit boards to original equipment manufacturers and electronics manufacturing services companies.  The company is one of North America’s largest independent printed circuit board manufacturers.

The sale of TPCG is consistent with Tyco’s strategy to divest certain businesses in an effort to streamline its portfolio and reallocate resources to its core operations.  This transaction will also help to secure the long-term future of the TPCG business and its employees with a strong parent company that is exclusively focused on the printed circuit board business.

Completion of the transaction is subject to contractual closing conditions, regulatory approvals and expiration of the requisite waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, as amended.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. is a global, diversified company that provides vital products and services to customers in four business segments: Electronics, Fire & Security, Healthcare, and Engineered Products & Services.  With 2005 revenue of $40 billion, Tyco employs approximately 250,000 people worldwide.  More information on Tyco can be found at www.tyco.com.

ABOUT TTM TECHNOLOGIES, INC.

TTM Technologies, Inc. is a leading supplier of time-critical and technologically advanced printed circuit boards to original equipment manufacturers and electronics manufacturing services companies. TTM stands for time-to-market, representing how the company’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market.

FORWARD-LOOKING INFORMATION
This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements.  All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements.  The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results.  Economic, business, competitive and/or regulatory factors affecting Tyco’s businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements.  Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.  More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 30, 2005, and Quarterly Report on Form 10-Q for the quarterly period ended  March 31, 2006.

#    #    #